Exhibit 10.20

INDEMNIFICATION AGREEMENT

dated as of                               , 2013 (as supplemented, waived or amended from

time to time, this “Agreement”),

between NRG Yieldco, Inc., a Delaware corporation (the “Company”),

and                                       , a natural person (“Indemnitee”).

WHEREAS, the Board of Directors of the Company (the “Board”) is aware that the Company needs to attract and retain qualified persons as directors and officers of the Company, in accordance with the best interests of the Company’s stockholders, and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

WHEREAS, the Company has adopted provisions in its Bylaws providing for indemnification of its officers and directors to the fullest extent permitted by applicable law, and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board has determined that this Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and Indemnitee desires to so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;

Now, therefore, in consideration of Indemnitee’s service as a director or officer of the Company, the parties hereto agree as follows:

1.             Service by Indemnitee.  Indemnitee will serve and/or continue to serve as a director or officer of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed by the Board or a duly designated officer of the Company and until such time as Indemnitee is removed as permitted by law or tenders a resignation, in accordance with the terms of the Company’s Certificate of Incorporation and Bylaws.

2.             Indemnification.  The Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL (defined below) in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).  Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a)           to the extent expressly prohibited by Delaware law or the Company’s Certificate of Incorporation or Bylaws;

(b)           for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or any other company or organization on whose board or other governing body Indemnitee serves at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement;

(c)           in connection with any Proceeding (or any part thereof) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, except a Proceeding or arbitration pursuant to Section 10 to enforce such Indemnitee’s rights under this Agreement or unless the Proceeding (or part thereof) was authorized by the Board prior to its initiation;

(d)           with respect to any action, suit or proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board, except as provided in Sections 4, 5 and 6 below; or

(e)           in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law or (ii)  for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act.

3.             Action or Proceedings Other than an Action by or in the Right of the Company.  Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if by reason of Indemnitee’s Corporate Status (as defined below) or by reason of anything done or not done by Indemnitee in any such capacity, Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of the Company).  Pursuant to this Section 3, Indemnitee shall be indemnified against all Liabilities and Expenses (each as defined below) actually incurred by or on behalf of Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

4.             Indemnity in Proceedings by or in the Name of the Company.  Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of the Company by reason of Indemnitee’s Corporate Status or by reason of anything done or not done by Indemnitee in any such capacity.  Pursuant to this Section 4, Indemnitee shall be indemnified against all Liabilities and Expenses actually incurred by or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter in such Proceeding as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, the Company may indemnify Indemnitee for such Liabilities and Expenses.

5.             Indemnification for Costs, Charges and Expenses of Successful Party.  Notwithstanding the limitations of Section 2(d), 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding (including a Proceeding brought by or on behalf of the Company) or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.             Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Liabilities or Expenses actually incurred in connection with any Proceeding (including a Proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Liabilities and Expenses actually incurred by or on behalf of Indemnitee to which Indemnitee is entitled.

7.             Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually incurred by or on behalf of Indemnitee if Indemnitee appears as a witness or otherwise incurs Expenses as a result of or related to Indemnitee’s Corporate Status, in any threatened, pending or completed Proceeding or other matter to which Indemnitee neither is, nor is threatened to be made, a party.

8.             Determination of Entitlement to Indemnification.

(a)           Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 7 the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination:  (a) the Board by a majority vote of Disinterested Directors (defined below), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (defined below) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (d) if so directed by the Board, by the stockholders of the Company; provided, however, that if a Change in Control (defined below) has occurred, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel.

(b)           In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 8(b). If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 19 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If a Change in Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Board within 20 days after notification by Indemnitee. If (i) an Independent Counsel is to make the determination of entitlement pursuant to this Section 8, and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(a) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(a) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c)           Such determination of entitlement to indemnification shall be made not later than 45 days (or in the case of an advancement of Expenses in accordance with Section 16, 20 days; provided, that Indemnitee has, if and to the extent required by the DGCL, delivered the undertaking contemplated in Section 16) after receipt by the Company of a written request for indemnification.  Such request shall include documentation or information that is necessary for such determination and which is reasonably available to Indemnitee.  Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Company’s Certificate of Incorporation or Bylaws or any directors’ and officers’ liability insurance, shall be borne by the Company.  The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification.

9.             Presumptions and Effect of Certain Proceedings.  The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification.  Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption.  If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 45 days (or in the case of an advancement of Expenses in accordance with Section 16, 20 days; provided that Indemnitee has, if and to the extent required by the DGCL, delivered the undertaking contemplated in Section 16) after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law, and such right to indemnification shall be enforceable by Indemnitee in any court of competent jurisdiction; provided that the foregoing provisions of this Section 9 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(a) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.  The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement), of itself:  (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

10.          Remedies of Indemnitee in Cases of Determination not to Indemnify or to Pay Expenses.  In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advancement of Expenses is not timely made pursuant to Section 16 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 8(c) of this Agreement within 45 days (or in the case of an advancement of Expenses in accordance with Section 16, 20 days; provided that Indemnitee has, if and to the extent required by the DGCL, delivered the undertaking contemplated in Section 16) after receipt by the Company of the request for indemnification, or (iv) payment has not been made within 10 days following a determination of entitlement to indemnification pursuant to Sections 8 and 9, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment.  Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10; provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement. Except as set forth herein, the provisions of Delaware law (without regard to its conflict-of-law rules) shall apply to any such arbitration.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.  The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 8 or 9 that Indemnitee is not entitled to indemnification.  If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading, in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.  If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of

Expenses hereunder, the Company shall pay all Expenses actually incurred by or on behalf of Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

11.          Other Rights to Indemnification.  Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Company’s Certificate of Incorporation, Bylaws or other organizational documents of the Company, vote of stockholders or Disinterested Directors, resolution of the Board, provision of applicable law, agreement or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12.          Expenses to Enforce Agreement.  In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled, to the fullest extent permitted by applicable law, to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by Indemnitee.

13.          Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue until and terminate upon the later of (i) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company, and (ii) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any

Proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto (including any rights of appeal of any Section 10 Proceeding).  This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

14.          Continuation of Director and Officer Insurance.  The Company will as long as commercially available, obtain and maintain in effect during the entire period described in Section 13 for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement (“D&O Insurance”); provided, that in connection with a Change in Control that occurs prior to the termination of the period described in Section 13 for which the Company is obligated to indemnify Indemnitee, the Company shall instead purchase a six (6) year pre-paid “tail policy” (a “Tail Policy”) on terms and conditions (in both amount and scope) providing substantially equivalent benefits to Indemnitee as the D&O Insurance in effect as of the closing of the Change in Control (the “Change in Control Closing Date”) with respect to matters arising on or prior to the earlier of (i) the Change in Control Closing Date and (ii) the date on which Indemnitee ceased serving as a director, officer or fiduciary of the Company, any direct or indirect subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company.

15.          Notification and Defense of Claim.  Promptly after being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document related to any Proceeding or matter which may be subject to indemnification hereunder, Indemnitee will promptly notify the Company in writing of the occurrence of such event or the receipt of such document.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.  Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a)           The Company shall be entitled to participate therein at its own expense; and

(b)           Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not within 60 days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the Expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)           If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent.  The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee’s written consent.  Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

16.          Payment of Expenses.  All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall, to the extent not prohibited by law, be paid by the Company at the request of Indemnitee, each such payment to be made within 20 days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time.  Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision).  Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise.  Any advances and undertakings to repay pursuant to this Section 16 shall be unsecured and interest free.

17.          Separability; Prior Indemnification Agreements.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent.  This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

18.          Headings; References; Pronouns.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  References herein to section numbers are to sections of this Agreement.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

19.          Definitions.  For purposes of this Agreement:

(a)           “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)            Acquisition of Stock by Third Party.  Any person, other than NRG Energy, Inc. (“NRG”) or any of its affiliates and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, unless the change in relative “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s securities by any person results solely from a reduction in the aggregate number of outstanding securities entitled to vote generally in the election of directors;

(ii)           Change in the Board.  During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 19(a)(i), 19(a)(iii) or 19(a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or who was otherwise nominated by NRG or any of its affiliates, cease for any reason to constitute at least a majority of the members of the Board;

(iii)          Corporate Transactions.  The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv)          Liquidation.  The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company, any direct or indirect subsidiary of the Company or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust or other enterprise), including service with respect to an employee benefit plan; provided, that any person that serves as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, of at least 50% of whose equity interests are owned by the

Company, shall be conclusively presumed to be serving in such capacity at the request of the Company.

(c)           “DGCL” means the General Corporate Law of the State of Delaware.

(d)           “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(e)           “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under Sections 8, 10 and 12 above but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.  Expenses, however, shall not include any Liabilities.

(f)            “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five (5) years has been retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g)           “Liabilities” means all damages, losses and liabilities of any type whatsoever, including, but not limited to, any judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(h)           “Proceeding” includes any threatened, pending or completed investigation, action, suit or other proceeding, whether brought in the name of the Company or otherwise, against Indemnitee, for which indemnification is not prohibited under Sections 2 above and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of Indemnitee’s Corporate Status or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any Liability or Expense is incurred for which indemnification or reimbursement can be provided under this Agreement, including one pending on this date of this Agreement.

20.          Notice.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)           To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b)           To the Company at:

NRG Yieldco, Inc.

211 Carnegie Center

Princeton, New Jersey  08540

Attention:  General Counsel

Fax:  (609)

20.          Other Provisions.

(a)           This Agreement shall be interpreted and enforced in accordance with the laws of Delaware, without regard to its conflict of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10 of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) agree that service of process in any such action or proceeding may be effected by notice given pursuant to Section 20 of this Agreement, (iv)

waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)           This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c)           This agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d)           Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e)           No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NRG YIELDCO, INC.

By

Name:

Title:

INDEMNITEE

Name:

Address:

[Signature Page to Indemnification Agreement]

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

I                                                                                                       , agree to reimburse the Company for all expenses paid to me by the Company for my defense in any civil or criminal action, suit, or proceeding, in the event, and to the extent that it shall ultimately be determined that I am not entitled to be indemnified by the Company for such expenses, in accordance with Section 16 of that Indemnification Agreement, dated as of                 , 2013, by and between myself, as Indemnitee, and NRG Yieldco, Inc., as the Company.

Signature

Typed Name

Office

) ss:

Before me                                             , on this day personally appeared                                       , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at                 , this                day of                       , 20    .

Notary Public

My commission expires: